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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): 31 July 2002

                          FLAG Telecom Holdings Limited
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             (Exact name of registrant as specified in its charter)

           BERMUDA                     000-29207                N/A
-------------------------------    -----------------   ----------------------
(State or other jurisdiction of    (Commission File      (I.R.S. Employer
         Incorporation)                  Number)       Identification Number)


              CEDAR HOUSE, 41 CEDAR AVENUE, HAMILTON HM12, BERMUDA
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               (Address of principal executive offices) (Zip Code)
                                 (441) 296-0909
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              (Registrants' telephone number, including area code)

                                       N/A
          (former name or former address, if changed since last report)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                  On July 24, 2002 Arthur Andersen (the "Auditor") resigned as auditor of FLAG Telecom Holdings Limited (the "Company") and two of the Company's Bermuda subsidiaries, FLAG Limited and FLAG Atlantic Limited (the "Subsidiaries") effective July 31, 2002. The resignation of the Auditor resulted from Arthur Andersen UK's agreement with Deloitte & Touche under which partners and staff of the Auditor joined Deloitte & Touche with effect from August 1, 2002. The Auditor now practices under the name of Deloitte & Touche.

                  The Auditor's report on the financial statements for the past two full fiscal years (the "Financial Statements") of the Company and the Subsidiaries did not contain an adverse opinion or disclaimer of opinion nor were the Financial Statements qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between the Companies, the Subsidiaries or the Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

                  The resignation of the Auditor was noted previously by the Audit Committee and is expected to be accepted by the Audit Committee at its next meeting.

                  The Company will file a separate report on Form 8-K when the new auditor is appointed.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


                  Despite numerous requests by the Company, the Auditor has failed to provide a letter to the Securities and Exchange Commission as required by Item 304(a)(3) of Regulation S-K. The Company is, therefore, not able to attach such letter as an exhibit to this Current Report and is relying on Item 304T(b)(2) of Regulation S-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FLAG TELECOM HOLDINGS LIMITED


                                   By: /s/ Kees van Ophem
                                       -------------------------------
                                       Kees van Ophem
                                       General Counsel and Assistant Secretary


Dated:  August 7, 2002

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